UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
Form 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): August 17, 2005
LIN TV Corp.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-31311	05-0501252

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
LIN Television Corporation
(Exact Name of Registrant as Specified in Charter)

Delaware	000-25206	13-3581627

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Four Richmond Square, Suite 200, Providence, Rhode Island	02906

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (401) 454-2880

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
Item 8.01 Other Events
Item 9.01 Financial Statements and Exhibits.
SIGNATURE
Exhibit Index
Asset Purchase Agreement
Escrow Agreement
Press Release

Item 1.01. Entry into a Material Definitive Agreement.
     On August 19, 2005, LIN Television Corporation entered into an Asset Purchase Agreement (the “Purchase Agreement”) and Escrow Agreement (the “Escrow Agreement”) with Emmis Television Broadcasting, L.P., Emmis Television License, LLC and Emmis Indiana Broadcasting, L.P. to acquire five network-affiliated television stations for $260.0 million in cash, subject to a post-closing adjustment.
     Pursuant to the Purchase Agreement and Escrow Agreement, LIN Television deposited $19.5 million into an escrow fund. This deposit will be applied to the payment of the purchase price at closing. However, if LIN Television breaches the Purchase Agreement prior to the closing and Emmis exercises its right to terminate the Purchase Agreement, the escrow amount will be applied as partial payment for the $39 million in liquidated damages due to Emmis. With certain exceptions, Emmis’ only remedy for a breach by LIN Television prior to closing is the payment of liquidated damages.
     The Purchase Agreement has customary representations, warranties, covenants, indemnification provisions and other termination rights for both Emmis and LIN Television. The closing of the acquisition is subject to regulatory approval and other customary closing conditions. The Purchase Agreement provides for the possibility of different closing dates for each station group. The closing dates are expected to occur during the fourth quarter of 2005 through the second quarter of 2006 depending on when Federal Communications Commission consent is received. At each partial closing, LIN Television will pay the amount allocated to the applicable station, and the deposit will be utilized in proportion to the allocated price for the applicable station.
     The foregoing description of the transactions contemplated by the Purchase Agreement and Escrow Agreement does not purport to be a complete statement of the parties’ rights under the Purchase Agreement and Escrow Agreement and is qualified in its entirety by reference to the full text of the Purchase Agreement and Escrow Agreement, both of which are filed with this report as Exhibits 10.1 and 10.2, respectively. A copy of the press release announcing the execution of the Purchase Agreement is filed with this report as Exhibit 99.1.
Item 8.01 Other Events
     On August 17, 2005, the Board of Directors of LIN TV Corp. approved a share repurchase program authorizing the repurchase of up to $200.0 million of LIN TV’s class A common stock. Share repurchases under the program may be made from time to time in the open market or in privately negotiated transactions. The share repurchase program may be suspended or discontinued at any time. LIN TV’s management will determine the timing and amount of any shares repurchased based on its evaluation of market conditions and other factors. LIN TV expects to fund the repurchase program using working capital, as well as proceeds from credit facilities and other borrowing arrangements which LIN TV and its subsidiaries may enter into in the future. A copy of the press release announcing the share repurchase program is filed with this report as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
10.1	Asset Purchase Agreement, dated August 19, 2005, among Emmis Television Broadcasting, L.P., Emmis Television License, LLC, Emmis Indiana Broadcasting, L.P. and LIN Television Corporation.

10.2	Escrow Agreement, dated August 19, 2005, among Emmis Television Broadcasting, L.P., Emmis Indiana Broadcasting, L.P., LIN Television Corporation and Bank of America.

99.1	Press Release, dated August 22, 2005, announcing the execution of the Purchase Agreement and Share Repurchase Program.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

LIN TV Corp.
Date: August 23, 2005	By:	/s/ William A. Cunningham
	Name:	William A. Cunningham
	Title:	Vice President and Controller

LIN Television Corporation
Date: August 23, 2005	By:	/s/ William A. Cunningham
	Name:	William A. Cunningham
	Title:	Vice President and Controller

Exhibit Index

Exhibit No.	Description
10.1	Asset Purchase Agreement, dated August 19, 2005, among Emmis Television Broadcasting, L.P., Emmis Television License, LLC, Emmis Indiana Broadcasting, L.P. and LIN Television Corporation.

10.2	Escrow Agreement, dated August 19, 2005, among Emmis Television Broadcasting, L.P., Emmis Indiana Broadcasting, L.P., LIN Television Corporation and Bank of America.

99.1	Press Release, dated August 22, 2005, announcing the execution of the Purchase Agreement and Share Repurchase Program.

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